Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of InterContinental Hotels Group PLC of our report dated 20 February 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in InterContinental Hotels Group PLC's Annual Report on Form 20-F for the year ended 31 December 2022.

/s/ PricewaterhouseCoopers LLP

London, England

5 May 2023